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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 -----------


                                  FORM 8-A/A



                               Amendment No. 1


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            Winston Hotels, Inc.
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           (Exact Name of Registrant as Specified in Its Charter)

             North Carolina                               56-1872141
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(State of Incorporation or Organization)     (IRS Employer Identification No.)


            2209 Century Drive, Suite 300
            Raleigh, North Carolina                         27612
-----------------------------------------    ---------------------------------
 (Address of Principal Executive Offices)                (Zip Code)

    If this form relates to the              If this form relates to the
    registration of a class of debt          registration of a class of debt
    securities and is effective upon filing  securities and is to become effective
    pursuant to General                      simultaneously with the
    Instruction A(c)(1) please check         registration statement under the
    the following box.                       Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to                 Name of Each Exchange on Which
   be so Registered                      Each Class is to be Registered
----------------------                 --------------------------------

Common Stock,
$.01 par value per share               New York Stock Exchange


      Securities to be registered pursuant to Section 12(g) of the Act:


                                    None
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                              (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.


         The information required by Item 1 is set forth under the caption "Description of Capital Stock" in the Final Prospectus forming a part of the Registrant's Registration Statement on Form S-11 (File No. 33-76602) filed on May 27, 1994 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, which description is incorporated herein by reference.





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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 WINSTON HOTELS, INC.


                                                 By: /s/ Robert W. Winston, III
                                                     ---------------------------
                                                     Robert W. Winston, III
                                                     President and
                                                     Chief Executive Officer




Dated: August 8, 1997